SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2015

INOLIFE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York	000-50863	30-299889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 11 East 86th Street, Suite 19 B, New York, NY 10028

 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212)-348-5600

6040-A Six Forks Road, #135, Raleigh, NC  27609

 (Former name or former address, if changed since last report)

Prepared By:

Sunny J. Barkats, Esq.,

William R. Dauber, Esq.,

JS Barkats, PLLC

18 East 41st Street, 14th Floor

New York, NY 10017

P: (646) 502-7001

F: (646) 607-5544

www.JSBarkats.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2015, InoLife Technologies, Inc., a New York corporation (the “Registrant” or “Company”), entered into a binding letter of intent (“LOI”) with Sports Shop Network LLC (“SSN”) and Wideshot Productions/Media LLC (“Wideshot”), pursuant to which the Registrant has agreed to purchase from SSN 20,000 television minutes that may be used for the placement of short or long form insertions (advertising) on selected national cable networks, regional cable networks, cable carriers, satellite carriers and local wired full power television stations (the “Media Minutes”). SSN acquired the right to use the Media Minutes from Wideshot. The purchase price for the Media Minutes is $100,000 of which $25,000 shall be paid within 45 days after the execution of a definitive asset purchase agreement for the purchase of the Media Minutes. After the Registrant has paid the purchase price in full, the Registrant is required to secure additional funding over a six (6) month period which will be used to put the Media Minutes into production.

The acquisition of the Media Minutes is subject to the Company’s satisfactory due diligence review of the Media Minutes and SSN. The Company has the right to terminate the LOI if its due diligence of the Media Minutes or SSN is unsatisfactory.

The foregoing description of the LOI does not purport to be complete and is qualified in their entirety by reference to the LOI, which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter of Intent by and among InoLife Technologies, Inc., Sports Shopping Network LLC and Wideshot Productions/Media LLC

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InoLife Technologies, Inc.

Date: May 7, 2015	By:	/s/ Elizabeth A. Cirone
Elizabeth A. Cirone
Chief Executive Officer